EXHIBIT 15.1


         ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We acknowledge the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2003, except for Notes 4 and 8, as to which the date is April 28, 2004, which appears on page 1 of the Quarterly Report on Form 10-QSB/A of El Capitan Precious Metals, Inc. (the "Company") for the quarter ended March 31, 2003, our report dated August 18, 2003, except for Notes 4 and 8, as to which the date is April 28, 2004, which appears on page 1 of the Quarterly Report on Form 10-QSB/A of the Company for the quarter ended June 30, 2003, or report dated February 23, 2004, which appears on page 1 of the Quarterly Report on Form 10-QSB of the Company for the quarter ended December 31, 2003, and our report dated May 24, 2004, which appears on page 1 of the Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2004.


/s/ Gelfond Hochstadt Pangburn, P.C.

Denver, Colorado
June 10, 2004